UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2015

Advanced Environmental Recycling Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10367	71-0675758
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

914 N Jefferson Street	72764
Springdale, Arkansas	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code   (479) 756-7400

Not Applicable
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 30, 2015, the Company entered into a financing agreement with Webster Business Credit Corporation (WBCC), which is discussed in more detail in Item 2.03 below.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On October 30, 2015, AERT entered into a Credit and Security Agreement (the Agreement) with WBCC, a state banking institution organized under the laws of the State of Connecticut for an asset-based Revolver loan capped at $8.5 million for the period June 1 to December 31 of each calendar year and capped at $15.0 million for the five months ended May 31 of each calendar year, a $5.5 million Machinery and Equipment (M&E) Loan, a $7.2 million Real Estate (RE) Loan, a $1.5 million asset-based loan (Term Loan) and a $1.2 million Capital Expenditure (CAPEX) loan.

The purpose of the Agreement is to refinance some senior and subordinated debt, to cover the costs and expenses associated with the loan transactions and provide working capital to fund business operations. The Agreement expires on October 30, 2020. The loans require that WBCC hold first security interest on the majority of AERT’s plant, property, and equipment; as well as, real estate.

AERT will borrow on the Revolver loan at the prime lending rate plus an applicable margin. At its option, the Company may convert the revolver advances to a LIBOR rate loan plus an applicable margin. Conversion of Domestic Base Rate advances to LIBOR rate loans must be made in increments of $250 thousand. Only ten LIBOR rate loans may be outstanding at any time. LIBOR loan interest periods are available for one, two or three months.

The Revolver Loan is secured by amounts equal to 85% of the qualifying accounts receivable balance and 85% of the net orderly liquidation value of the inventory. Advances on the CAPEX loan will be subject to an amount equal to 80% of the hard cost of the equipment to be purchased.

The new loans are subject to debt covenants: (a) fixed charge coverage rate of greater than 1.10:1.0, and (b) maximum capital expenditures annually of $4.0 million. Payments on the principal portion of the M&E, RE and Term loans will commence on November 30, 2015 and will be made in 60 equal monthly installments of $0.12 million plus interest. The final installment of $7.0 million shall be due and payable on October 30, 2020.

On October 30, 2015, all commitments under the Loan and Security Agreement dated November 15, 2012 by and between Advanced Environmental Recycling Technologies, Inc., and AloStar Bank of Commerce were terminated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.

By:	/s/ Timothy D. Morrison
Timothy D. Morrison
Chief Executive Officer and Director

Date: November 3, 2015